Southwest Airlines Co.
Chris Monroe
Senior Vice President Finance and Treasurer
Treasury | Finance
2702 Love Field Drive
Dallas, TX 75235

April 23, 2020

Carson May
The Boeing Company
P.O. Box 3707
Seattle, WA 98124-2207

Subject:  Restructuring of Delivery Schedule

Reference: Purchase Agreement No. 3729 (Purchase Agreement) between The Boeing Company (“Boeing”) and Southwest Airlines Co. (“Customer”) relating to Model 737-8 aircraft and 737-7 aircraft

Boeing / Customer meeting in Dallas on February 27, 2020 where a draft delivery schedule was shared by Boeing titled “SWA Delivery Scenario Con 2-26-20” (“Delivery Scenario”)

Dear Carson:
Capitalized terms used herein shall have the meanings set forth in the Purchase Agreement.

Customer and Boeing have been in discussions in regards to a new delivery schedule for the Aircraft through 2026. Notwithstanding the schedule set forth in Table 1 of the Purchase Agreement or the Delivery Scenario, Boeing, by its acknowledgment hereto, agrees that Customer shall be required to take delivery of no more than forty-eight (48) total Aircraft under the Purchase Agreement during the period beginning on the date hereof until the end of 2021. The parties agree that this reduction of deliveries through 2021 does not reduce the total number of Aircraft to be purchased by or through Customer under the Purchase Agreement. Customer acknowledges that it has agreements with leasing companies to take delivery of sixteen (16) aircraft, with the estimated delivery of such aircraft scheduled to occur by the end of the first quarter, 2021. Within sixty (60) days from the date of this letter, the parties, will make reasonable efforts to agree to a new delivery schedule that reflects this arrangement and will enter into an amendment to the Purchase Agreement.

The foregoing is confidential information, therefore the parties will limit the disclosure of its content to its employees with a need to know the contents and who understand they are not to disclose its contents to any other person or entity. Notwithstanding the foregoing, the parties agree that each party hereto may disclose the contents of this letter and the revisions to the

Aircraft delivery schedule on its quarterly earnings call and as otherwise may be required by applicable law, including, but not limited to, Customer’s customary public company filings.

Sincerely,

/s/ Chris Monroe

Chris Monroe
Senior Vice President Finance and Treasurer

Acknowledged and Agreed:

/s/ Carson J May
________________________
The Boeing Company

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